Staley, Okada & Partners CHARTERED ACCOUNTANTS	Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

September 21, 2006

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549 USA

Dear Sirs/Mesdames:

RE: Zone Mining Limited

We have read Item 4.01 of the Form 8-K dated September 20, 2006 of Zone Mining Limited and are in agreement with the statements contained in Item 4.01.

Yours truly,

/s/“Staley, Okada & Partners”
STALEY, OKADA & PARTNERS
Chartered Accountants